                                                                      EXHIBIT 16

               [LETTERHEAD OF ANDERSEN ANDERSEN & STRONG, L.C.]

March 20, 2000


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


We have read Item 4 of Form 8-K dated March 3, 2000, of Anyox Resources Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K.

                                            Very truly yours,

                                            /s/ Andersen Andersen & Strong, L.C.

                                            Andersen Andersen & Strong, L.C.